UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 31, 2007

Date of Report (Date of earliest event reported)

CELL THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Elliott Avenue West, Suite 400 Seattle,

Washington 98119

(Address of principal executive offices, including zip code)

(206) 282-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2007, Cell Therapeutics, Inc., a Washington corporation (“CTI”), closed the previously announced acquisition of Systems Medicine, Inc., a privately held Delaware corporation (“SMI”), in a stock for stock merger (the “Merger”). Pursuant to the terms of the Merger, CTI issued to SMI stockholders an aggregate of 4,211,856 shares of CTI common stock, 421,186 of which remain subject to an escrow account. SMI stockholders could also receive a maximum of $15 million in additional consideration (payable in cash or stock at CTI’s election) upon the achievement of certain FDA regulatory milestones. The Acquisition Agreement between CTI, SMI, Cactus Acquisition Corp., a wholly owned Delaware corporation subsidiary of CTI, Saguaro Acquisition Company LLC, a wholly owned Delaware limited liability company subsidiary of CTI, and the Stockholder Representatives (as defined in that agreement) dated July 24, 2007 was previously filed as Exhibit 10.1 to CTI’s current report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2007.

Prior to this transaction, no material relationship existed between CTI and SMI, or their respective affiliates, directors or officers.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) In connection with the Merger, the Board of Directors (the “Board”) voted to increase the size of the Board to accommodate the appointment of one additional director. The Board determined that, upon approval by the Board’s Governance and Nominating Committee, Richard Love will be appointed to the Board in connection with the Merger. Mr. Love would become a Class III director. At this time, Mr. Love is not expected to serve on any committees of the Board. Mr. Love would receive compensation in accordance with CTI’s director compensation plan.

The Board has determined that Mr. Love satisfies the independence requirements of the Nasdaq Global Market and Securities and Exchange Commission. Mr. Love has no material interest in any transactions with CTI other than as a stockholder of SMI in connection with the Merger.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(d)	Exhibits.

99.1	Press Release, dated July 31, 2007, entitled “Cell Therapeutics, Inc. Completes Acquisition of SMi”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.
a Washington corporation

Dated: August 6, 2007	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration